EXHIBIT 11(a)(34)

                [For distribution to residential customers]

   ENERGY NEWS    OCT. 1999      [Graphic - NIPSCO Logo]



               [Graphic - Photos of Consumers making choices]

   YOU THINK LONG AND HARD ABOUT MANY CHOICES . . .

               [Graphic - Photos of Consumers making choices]

                                           What kind of car will you buy,
                                           which stock investments are
                                           right for your needs, which
                                           fabrics and paints will be
                                           best for your decorating needs
                                           . . . this list goes on and
                                           on.


   THE QUESTION IS, ARE YOU SPENDING ENOUGH TIME THINKING ABOUT YOUR NATURAL GAS SUPPLIER?

               [Graphic - Photos of Consumers making choices]

             NIPSCO is offering you the opportunity to choose who supplies your natural gas through a program called NIPSCO Choice. NIPSCO Choice makes it possible for you to compare prices, billing options and additional services to determine which natural gas supplier is right for you.

             With cooler weather quickly approaching your usage of natural gas will most likely increase. This is the perfect time to compare your options to ensure you are making the most of the opportunity NIPSCO Choice provides. You think long and hard about which computer and appliances you will buy. Now you can give the same consideration to the choices available for natural gas supply, while taking comfort in knowing that NIPSCO will continue to deliver the natural gas to your home, provide 24-hour customer service and quick response to all gas emergencies. The benefit of choice with the dependable service you've come to know and trust . . . that's opportunity.

                            [NIPSCO Choice Logo]

             Participating in NIPSCO Choice is easy. Simply contact the qualified suppliers to receive information about services and pricing options. If you would like to compare what you currently pay NIPSCO to what a supplier will charge, refer to your new NIPSCO bill for gas supply charge information.

              [Graphic - Photos of Consumers making choices]


             SPECIAL NOTE: BEGINNING IN OCTOBER, NIPSCO
             CUSTOMERS WILL BE RECEIVING AN UPDATED MONTHLY
             STATEMENT.  SEE THE ENCLOSED INSERT FOR MORE
             INFORMATION.

   ADDITIONAL INFORMATION

                        [Graphic of NIPSCO Web Site]

             Please visit our Web site at www.nipsco.com. Here you will find links to all the qualified suppliers as well as the most updated information on this exciting opportunity. To learn more about NiSource's offer to acquire Columbia Energy Group visit our special Web site at www.yes2nisource.com.

             Call us at 1-800-1-NIPSCO to speak with a NIPSCO customer service representative or contact the Indiana Office of Utility Consumer Counselor
             (OUCC) at 1-888-441-2495 with questions. The OUCC represents the interests of Indiana consumers in matters related to utility services.

             TAKE TIME TO CONSIDER ALL OF YOUR NATURAL GAS
             OPTIONS... CONSIDER NIPSCO CHOICE TODAY!

                             ___________________

                                 YOU'VE GOT
                                 OUR NUMBER

                          24-hour customer service
                               1-800-4-NIPSCO
                              (1-800-454-7726)

                            Gas leak emergencies
                               1-800-634-3524

                         TTY/TDD (hearing impaired)
                               1-800-635-0952

                                Energy theft
                               1-800-548-3401
                         All calls are confidential

                             Call before you dig
                               1-800-382-8544





                             Our Mailing Address
                                   NIPSCO
                             801 E. 86TH AVENUE
                           MERRILLVILLE, IN 46410

                            http://www.nipsco.com


             REMEMBER  . .  .  STAYING WITH  NIPSCO IS ALSO A
             CHOICE.   IF YOU DECIDE  NOT TO SWITCH, YOU DON'T
             NEED TO DO ANYTHING.



                [For distribution to small business customers]


   ENERGY NEWS    OCT. 1999 [Graphic - NIPSCO Logo]


                 [Graphic - Photos of Small Business Owners]

   YOU THINK LONG AND HARD ABOUT MANY CHOICES YOU MAKE FOR YOUR BUSINESS...

                [Graphic  - Photos of Small Business Owners]

                                           What suppliers will you use,
                                           how many new supplies should
                                           you order, what can you do to
                                           improve your bottom line . . .

                 [Graphic - Photos of Small Business Owners]

   THE QUESTION IS, ARE YOU SPENDING ENOUGH TIME THINKING ABOUT YOUR NATURAL GAS SUPPLIER?

             NIPSCO is offering you the opportunity to choose who supplies the natural gas to your business through a program called NIPSCO Choice. NIPSCO Choice makes it possible for you to compare prices, billing options and additional services to determine which natural gas supplier is right for you.

             What better time than now to compare and perhaps save on the expenses of your business? This is the perfect time to compare your options to ensure you are making the most of the opportunity NIPSCO Choice provides. You think long and hard about who will supply many of other needs of your business. Now you can give the same consideration to the choices available for natural gas supply, while taking comfort in knowing that NIPSCO will continue to deliver the natural gas to your business, provide 24-hour customer service and
             quick response to all gas emergencies.    The
             benefit of choice with the dependable service you've come to know and trust . . . that's opportunity.

                            [NIPSCO Choice Logo]

             Participating in NIPSCO Choice is easy. Simply contact the qualified suppliers to receive information about the services and pricing
             options.   If you would like to compare what you
             currently pay NIPSCO to what a supplier will





             charge, refer to your new NIPSCO bill for gas supply charge information.

                 [Graphic - Photos of Small Business Owners]

             SPECIAL  NOTE:  BEGINNING IN OCTOBER, NIPSCO
             CUSTOMERS WILL BE RECEIVING AN UPDATED MONTHLY
             STATEMENT. SEE THE ENCLOSED INSERT FOR MORE
             INFORMATION.

                           ADDITIONAL INFORMATION

                        [Graphic of NIPSCO web site]

             Please visit our Web site at www.nipsco.com. Here you will find links to all the qualified suppliers as well as the most updated information on this exciting opportunity. To learn more about NiSource's offer to acquire Columbia Energy Group visit our special Web site at www.yes2nisource.com.

             Call us at 1-800-1-NIPSCO to speak with a NIPSCO customer service representative or contact the Indiana Office of Utility Consumer Counselor
             (OUCC) at 1-888-441-2495 with questions. The OUCC represents the interests of Indiana consumers in matters related to utility services.

             TAKE TIME TO CONSIDER ALL OF YOUR NATURAL GAS
             OPTIONS... CONSIDER NIPSCO CHOICE TODAY!

                             ___________________

                                 YOU'VE GOT
                                 OUR NUMBER

                          24-hour customer service
                               1-800-4-NIPSCO
                              (1-800-454-7726)

                            Gas leak emergencies
                               1-800-634-3524

                         TTY/TDD (hearing impaired)
                               1-800-635-0952

                                Energy theft
                               1-800-548-3401
                         All calls are confidential





                             Call before you dig
                               1-800-382-8544

                             Our Mailing Address
                                   NIPSCO
                             801 E. 86TH AVENUE
                           MERRILLVILLE, IN 46410

                            http://www.nipsco.com


             REMEMBER  . .  .  STAYING WITH NIPSCO IS ALSO A
             CHOICE.   IF YOU DECIDE NOT TO SWITCH, YOU DON'T
             NEED TO DO ANYTHING.